EXHIBIT 99.1

Peraso Announces First Quarter 2022 Results

Product Revenue Increased 205% Year-Over-Year

SAN JOSE, Calif., May 9, 2022 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a leader in mmWave technology, today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Results

Total net revenue for the first quarter of 2022 was $3.4 million, which included the first full quarter of revenue contribution from MoSys, Inc. (“MoSys”) following the closing of the business combination in December 2021, compared with $1.1 million in the same quarter a year ago and $1.9 million in the prior quarter, which included two weeks of revenue from MoSys. Product revenue for the first quarter of 2022 was $3.2 million, compared with $1.1 million in the year ago period and $1.9 million in the prior quarter. The year-over-year increases in product revenue reflected higher shipments of Peraso’s mmWave modules and memory IC products.

Gross margin for the first quarter of 2022 was 53.3%, compared with 43.8% in the same quarter a year ago and 30.4% in the prior quarter. The increase in gross margin primarily reflected a more favorable product mix.

Total operating expenses on a GAAP basis for the first quarter of 2022 were $8.4 million, which included a full quarter of expenses related to the acquired operations of MoSys, compared with $4.1 million in the first quarter of 2021 and $5.3 million in the prior quarter. Operating expenses on a non-GAAP basis for the first quarter of 2022, which excluded stock-based compensation expenses and amortization of intangible assets, were $6.7 million, compared with $2.9 million in the same quarter a year ago and $3.7 million in the prior quarter. A reconciliation of GAAP to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss for the first quarter of 2022 was $6.8 million, or ($0.34) per share, compared with a net loss of $4.2 million, or ($0.79) per share, in the first quarter 0f 2021 and net income of $2.5 million, or $0.28 per diluted share in the prior quarter.

Non-GAAP net loss for the first quarter of 2022 was $5.1 million, or ($0.25) per share, compared with a net loss of $3.0 million, or ($0.57) per share, in the first quarter of 2021 and a net loss of $3.9 million, or ($0.70) per share, in the prior quarter. Adjusted EBITDA for the first quarter of 2022 was negative $4.3 million, compared with negative $2.2 million in the same quarter last year and a negative $2.8 million in the prior quarter.

Management Commentary

“This quarter represented our first full quarter as a combined public company, highlighted by strong revenue growth and the achievement of key product milestones,” stated Ron Glibbery, Peraso’s CEO. “Revenue increased over 200% year-over-year, and our mmWave solutions continued to gain increasing traction in the fixed wireless access (FWA) market. To further complement our existing chipset solutions, we launched our PERSPECTUS family of mmWave modules for unlicensed FWA applications that facilitate the deployment of premium services by internet service providers. We were also pleased to recently announce our first 5G mmWave beamformer IC, which expands our SAM to include opportunities for mmWave-enabled 5G customer premise equipment, laptops, tablets, and hotspots.”

Mr. Glibbery concluded, “It is becoming increasingly evident that mmWave is fundamental to providing the necessary capacity for future generations of mobile technology, and Peraso is well positioned to be a direct beneficiary of this secular growth trend. With the coming launch of our 5G product, we aim to be the leading provider of fully integrated mmWave solutions spanning the licensed and unlicensed spectrum for the FWA market. We anticipate increased adoption of our fixed wireless access products and growing volume shipments in support of new customer engagements and design wins throughout 2022 and beyond.”

Business Outlook

The Company expects total net revenue for the second quarter of 2022 to be in the range of $3.9 million to $4.1 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).

Date: Monday, May 9, 2022

Time: 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Pass Code: 688930

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at www.perasoinc.com. A replay of the conference call will also be available through May 16, 2022, and can be accessed by calling 1-877-481-4010, and using passcode 45327. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, business combination transaction costs, the change in fair value of warrant liability, a deemed dividend on inducement of conversion of Class C preferred shares, accretion of preferred shares presented as dividends, and the effect of foreign exchange on preferred shares. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) attributable to common stockholders and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, business combination transaction costs and the change in fair value of warrant liability. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 9, 2022, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2022 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the timing of customer orders and product shipments;
•	risks related to the COVID-19 pandemic, including public health requirements in response to the outbreak of COVID-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, members of the Company’s management team or a significant number of its employee base becoming ill with COVID-19, changes in government regulations and mandates to address COVID-19 that may adversely impact the Company’s ability to continue to operate without disruption, a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results and component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	customer concentrations;
•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;
•	achieving additional design wins for our IC and module products through the acceptance and adoption of our architecture and interface protocols by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our ICs and modules;
•	reliance on our manufacturing partners to assist successfully with the fabrication of our ICs and production of our modules;
•	availability of quantities of ICs and components for our modules supplied by our manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high performance 5G mmWave wireless technology, offering chipsets, modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@mosys.com

Investor Relations Contacts:

Shelton Group

Leanne K. Sievers | Brett Perry

P: 949-224-3874 | 214-272-0070

E: sheltonir@sheltongroup.com

PERASO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2022	2021

Net Revenue
Product	$3,204	$1,051
License and other	199	50
Total net revenue	3,403	1,101

Cost of Net Revenue	1,590	619

Gross Profit	1,813	482

Operating Expenses
Research and development	5,873	2,787
Selling, general and administrative	2,546	1,307
Total operating expenses	8,419	4,094

Loss from operations	(6,606)	(3,612)

Other expense, net	(148)	(545)

Net loss	$(6,754)	$(4,157)

Net loss per share
Basic and diluted	$(0.34)	$(0.79)

Shares used in computing net loss per share
Basic and diluted	19,769	5,241

PERASO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31,	December 31,
	2022	2021

Assets
Current assets:
Cash, cash equivalents and investments	$9,784	$15,160
Accounts receivable, net	2,106	2,436
Inventories	4,521	3,824
Tax credits and receivables	1,117	1,099
Prepaid expenses and other	1,333	1,159
Total current assets	18,861	23,678

Long-term investments	2,399	2,928
Property and equipment, net	2,042	2,349
Intangible assets, net	7,852	8,355
Goodwill	9,946	9,946
Right-of-use lease assets	770	617
Other	78	78
Total assets	$41,948	$47,951

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,941	$1,937
Deferred revenue	361	375
Short-term lease liability	422	379
Accrued expenses and other	2,373	2,903
Total current liabilities	5,097	5,594

Lease liabilities	411	288
Total liabilities	5,508	5,882

Stockholders' equity	36,440	42,069

Total liabilities and stockholders’ equity	$41,948	$47,951

PERASO INC.

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2022	2021

GAAP net loss	$(6,754)	$(4,157)
Stock-based compensation expense
- Research and development	696	718
- Selling, general and administrative	475	459
Total stock-based compensation expense	1,171	1,177

Amortization of intangible assets (1)	518	-

Non-GAAP net loss	$(5,065)	$(2,980)

GAAP net loss per share	$(0.34)	$(0.79)
Reconciling items
- Stock-based compensation expense	0.06	0.22
- Amortization of intangible assets (1)	0.03	-

Non-GAAP net loss per share	$(0.25)	$(0.57)

Shares used in computing non-GAAP net loss per share
Basic and diluted	19,769	5,241

(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in research and development expenses.

PERASO INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands; unaudited)

	Three Months Ended
	March 31,
	2022	2021
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss	$(6,754)	$(4,157)
Stock-based compensation expense
- Research and development	696	718
- Selling, general and administrative	475	459
Stock-based compensation expense	1,171	1,177

Amortization of intangibles (1)	518	-

Non-GAAP net loss	(5,065)	(2,980)
EBITDA adjustments:
Depreciation and amortization	776	277
Interest expense (2)	-	513

Adjusted EBITDA	$(4,289)	$(2,190)

(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in research and development expenses.
(2)	Includes amortization of debt discount.